EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement Nos. 333-111064 and 333-111064-01 of Wynn Resorts, Limited on Form S-3 of our report dated March 5, 2004 appearing in the Annual Report on Form 10-K of Wynn Resorts, Limited for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in such Prospectus, which is part of this Registration Statement

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 19, 2004